UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 3.03 Material Modification of Rights of Securityholders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 1.01 Entry Into a Material Definitive Agreement
     Trident Microsystems, Inc. (the “Company”) unanimously approved, and on July 23, 2008 the Company entered into, an amendment and restatement of the Rights Agreement (the “Agreement,” as amended and restated the “Amended and Restated Agreement”) dated July 24, 1998 between the Company and Mellon Investor Services LLC (successor in interest to ChaseMellon Shareholder Services LLC). The principal purpose of the amendment and restatement of the Agreement was to extend its term through July 23, 2018. The amendments reflected in the Amended and Restated Agreement also include the following:
•	Adjusting the number of shares purchasable for each right issued as a dividend under the Agreement (each a “Right”) from one one-hundredth of a share of the Company’s Series A Preferred (the “Series A Preferred Stock”) to one one-thousandth of a share.

•	Adjusting the exercise price of a Right to purchase one one-thousandth of a share of the Series A Stock to $38.00.

•	Adding a requirement that the Amended and Restated Agreement be evaluated at least every three years by a committee of the Board constituted solely of independent directors, initially the Nominating and Corporate Governance Committee, to consider whether maintenance of the Amended and Restated Agreement continues to be in the best interest of the Company and its stockholders.
     The foregoing summary is qualified by reference to the Amended and Restated Agreement, which is filed as Exhibit 99.1 hereto. A copy of the press release announcing the extension of the Amended and Restated Rights Agreement is included herewith as Exhibit 99.2.
Item 2.02 Results of Operations and Financial Condition.
     On July 28, 2008, the Company issued a press release announcing its operating and financial results for the quarter and fiscal year ended June 30, 2008, and intends to discuss the financial results announced in the press release during a related conference call to be held on July 28, 2008. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. A copy of the press release is being furnished as Exhibit 99.3 and is incorporated herein in its entirety by reference.
     The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.3, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     Included in the press release is financial information prepared on a Generally Accepted Accounting Principles (“GAAP”) basis, as well as certain non-GAAP information. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures. To supplement the consolidated financial results prepared under GAAP, the Company uses a non-GAAP conforming, or non-GAAP, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Non-GAAP net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. The Company computes non-GAAP net income by adjusting GAAP net income for stock-based compensation expense, expenses related to the stock option investigation and related matters, expenses related to a software license fees adjustment, amortization of intangible assets related to the acquisition of the Company’s Tiside subsidiary and the purchase of the minority interests of its TTI subsidiary, impairment loss, capital gains and losses and dividend income. A detailed reconciliation between net income on a GAAP basis and non-GAAP net income is provided in a table following non-GAAP Consolidated Statements of Operations included with Exhibit 99.3.
Item 3.03 Material Modification of Rights of Securityholders.
     See Item 1.01 above, which is incorporated herein by reference. The Amended and Restated Agreement modifies the Rights as described in Item 1.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c)
     On July 22, 2008, the Board of Directors of the Company appointed Pete J. Mangan as Senior Vice President and Chief Financial Officer. Mr. Mangan had been serving as Vice President of Finance and Interim Chief Financial Officer since January 11, 2008.
     Mr. Mangan, 48, brings more than 15 years of experience as a senior financial executive, most recently serving as Director of Finance at Spansion from July 2005 to January 2008. From December 2004 to May 2005, he served as Vice President of Finance and Administration for Compxs. From December 2002 to December 2004 he was the Director of Finance for Asyst Technologies, Inc. Previous to Asyst, Mr. Mangan held senior financial positions at Advanced Micro Devices, Form Factor, Trident Microsystems, Real Chip Communications and Genesis Microchip. He holds a bachelor of arts degree in business/economics from the University of California at Santa Barbara.
     During fiscal year 2009. Mr. Mangan will be paid a base salary of $270,000 per year and be eligible to participate in the Company’s fiscal year 2009 Executive Bonus Plan (the “2009 Bonus Plan”) at a target rate of 60% of his annual base salary. On July 25, 2008, the Compensation Committee approved a special bonus to Mr. Mangan of $20,000 in consideration of his extraordinary service as interim Chief Financial Officer.
     (e)
     On July 25, 2008, the Compensation Committee of the Board of Directors of the Company approved the terms of the 2009 Bonus Plan, the bonus plan applicable to executive officers of the Company as determined pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. The 2009 Bonus Plan provides for the payment of cash bonuses based upon achievement of three separate financial performance targets established by the Compensation Committee: (i) total revenue, (ii) revenue from new products, principally those incorporating system-on-a-chip technology or high definition set top box technology, and (iii) operating margin. Operating margin shall be calculated on a non-GAAP basis and shall exclude stock option investigation-related net expenses, stock-based compensation expense, IP amortization, software license fee adjustments and investment gain or loss on sales of equity held by the Company.
     The amount of the bonus payable under the 2009 Bonus Plan to each officer shall be equal to the sum of each such officer’s individual target bonus percentage multiplied by a bonus achievement multiplier. The bonus achievement multiplier is the sum of (a) actual fiscal 2009 total revenue divided by the target total revenue multiplied by 0.3 (the “Total Revenue Factor”), (b) actual fiscal 2009 revenue from new products divided by target revenue from new products multiplied by 0.4 and (c) actual fiscal 2009 operating margin divided by target operating margin multiplied by 0.3. A minimum threshold revenue level must be achieved before the Total Revenue Factor is included in the calculation of the bonus achievement multiplier. For each dollar of actual fiscal 2009 total revenue earned in excess of the threshold revenue, up to the target total revenue, the Total Revenue Factor shall increase in a linear fashion. For each dollar of actual fiscal 2009 total revenue earned in excess of the Total Revenue Target, the Total Revenue Factor shall increase in a linear fashion, at a lower rate, up to a maximum of one hundred fifty percent (150%) achievement of the target total revenue. In addition, a threshold level of actual operating margin dollars must be achieved before any bonus is earned.

     The bonus achievement multiplier may range from zero to a maximum of 125% (assuming maximum achievement of the target total revenue), does not vary based upon the individual officer’s position and responsibilities and is applicable to all participants under the 2009 Bonus Plan.
     For fiscal year 2009, the individual target percentages for the executive officers range from 30% to 100% of base salary, depending on the officer’s position. The Compensation Committee has established the following as the individual target percentages for fiscal year 2009 for our named executive officers:

Name	Target Bonus
Sylvia D. Summers	100% of base salary
David L. Teichmann	75% of base salary
Pete J. Mangan	60% of base salary
Hungwen Li	60% of base salary
Donna Hamlin	50% of base salary
Chris P. Siu	30% of base salary
     The Board or the Compensation Committee may modify the financial performance goals at any time based on changes in business conditions during the year and may grant bonuses to executive officers even if the financial performance goals are not met. In its discretion, the Compensation Committee may, either at the time it grants an award under the 2009 Bonus Plan or at any time thereafter, provide for the adjustment of the award formula applicable to an award granted to any participant under the 2009 Bonus Plan to reflect such participant’s individual performance in his or her position with the Company or such other factors as the Compensation Committee may determine. Notwithstanding the attainment of any performance goal under the 2009 Bonus Plan, the Compensation Committee shall have the discretion, on the basis of such criteria as it may establish, to reduce the amount of or to eliminate any final award that would otherwise be paid, and retains the absolute discretion to amend, modify or terminate the 2009 Bonus Plan at any time.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     See Item 1.01 above, which is incorporated herein by reference. In connection with the execution of the Amended and Restated Agreement and the resulting modification of the Rights, on July 24, 2008, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Designation setting forth the rights of the Company’s Series A Preferred Stock. The Certificate of Designation was filed with the Delaware Secretary of State on August 20, 1998. The Certificate of Amendment made changes to the rights thereof corresponding with revisions made to the Amended and Restated Agreement. Specifically, the rights of the Series A Preferred Stock previously expressed as being one-hundred times the rights of the Common Stock (rights with respect to dividends, distributions, voting rights and rights upon liquidation) were adjusted to be one thousand times the rights of the Common Stock to correspond with the change in the Rights to purchase one one-thousandth of one share of Series A Preferred Stock in lieu of one one-hundredth of such a share. The foregoing summary is qualified by reference to the Certificate of Amendment, which is included as an exhibit to the Amended and Restated Agreement and is also filed as Exhibit 99.4 hereto.
Item 8.01 Other Events.
     Mr. Ben A. Lee has resigned as Vice President, Worldwide Sales effective July 18, 2008, to pursue other opportunities. Mr. Lee joined the Company in March 2008. Ms. Sylvia D. Summers will temporarily assume the duties of acting Vice President Worldwide Sales while the Company conducts a search for a replacement.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

99.1	Amended and Restated Rights Agreement dated July 23, 2008.

99.2	Press release dated July 28, 2008, announcing extension of the Amended and Restated Rights Agreement.

99.3	Press release dated July 28, 2008, announcing financial information for the quarter and fiscal year ended June 30, 2008.

99.4	Certificate of Amendment of Certificate of Designation of Series A Preferred Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 28, 2008

TRIDENT MICROSYSTEMS, INC.
By:	/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Rights Agreement dated July 23, 2008.

99.2	Press release dated July 28, 2008, announcing extension of the Amended and Restated Rights Agreement.

99.3	Press release dated July 28, 2008, announcing financial information for the quarter and fiscal year ended June 30, 2008.

99.4	Certificate of Amendment of Certificate of Designation of Series A Preferred Stock.